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                                                                       EHIBIT 99

              GEON ANNOUNCES NEW AUTHORIZATION TO REPURCHASE COMMON
                    STOCK; BOARD DECLARES QUARTERLY DIVIDEND

Cleveland, Ohio, August 1, 1996 - The Geon Company (NYSE:GON) announced today that its Board of Directors has authorized the Company to repurchase up to 2.5 million shares of Geon common stock, par value $0.10 per share. The timing of purchases will depend on the price of Geon common stock and Company earnings and cash flow.

A previously authorized repurchase of 2.7 million shares was completed as of July 31, 1996, at which time the Company had 23,937,531 shares outstanding.

The Board of Directors also declared a quarterly dividend of $0.125 per share on Geon common stock. The dividend is payable September 16, 1996, to shareholders of record at the close of business on August 30, 1996.

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Investor and Media Contact:         Dennis Cocco
                                            216.930.1538

Investor Contact:                   Tom Waltermire
                                            216.930.1222